                                                             Exhibit 99.1
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    Statement Relating to the Filing of Joint Report of Change Beneficial
      Ownership of Securities Pursuant to Rules 16a-1(a)(4) and 16a-3(j)
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        The Reporting Persons, COUNTRY Mutual Insurance Company and
   COUNTRY Life Insurance Company, are affiliated insurance companies that jointly own investments in the subsidiary (AbTech Industries,
   Inc.) of the Issuer (AbTech Holdings, Inc.) as reflected in the attached SEC Form 4. The Reporting Persons maintain offices at 1701
   N Towanda Avenue, Bloomington, Illinois  61701.  Pursuant to Rule
   16a-1(a)(4), this report shall not be deemed to be an admission that the Reporting Persons are the beneficial owners of securities of the
   Issuer.  The Reporting Persons file this joint report in accordance with Rules 16a-1(a)(4) and 16a-3(j).
   Dated: April 13, 2011
   COUNTRY MUTUAL INSURANCE COMPANY
        By:  John D. Blackburn, Chief Executive Officer

                  By:  /s/ John D. Blackburn
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   COUNTRY LIFE INSURANCE COMPANY
        By:  John D. Blackburn, Chief Executive Officer

                  By:  /s/ John D. Blackburn
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